                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305 (b) (2)



                     Bank of Tokyo-Mitsubishi Trust Company
               (Exact name of trustee as specified in its charter)

New York                                               13-5643426
(State of incorporation                                (I.R.S. employer
if not a U.S. national bank)                           identification no.)

1251 Avenue of the Americas                            10020
(Address of principal executive office)                (Zip Code)



                          MMCA Auto Receivables Trust
              (Exact name of obligor as specified in its charter)

Delaware                                               33-0570905
(State of other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification no.)

6363 Katella Avenue
Cypress, CA                                            90630-5205
(Address of principal executive offices)               (Zip Code)



                           ...% Asset Backed Notes...
                       (Title of the indenture securities)






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1. General information. Furnish the following information as to the Trustee:

   (a) Name and addresses of each examining or supervising authority to which it is subject.

    Name                                        Address

    Superintendent of Banks of the              2 Rector  Street, New York
    State of New York                           N.Y. 10006,
                                                  and Albany, N.Y. 12203

    Federal Reserve Bank of New York            33 Liberty Plaza,
                                                New York, N.Y. 10045

    Federal Deposit Insurance Corporation       Washington D.C. 20429

    (b) Whether it is authorized to exercise corporate trust powers.

    Yes

2.  Affiliations with Obligor.

    If the Obligor is an affiliate of the trustee, describe each such affiliation.

    None.

16. List of Exhibits.

     Attached herewith pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10 (d).

     1. A copy of the Organization Certificate of Bank of Tokyo-Mitsubishi Trust Company as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.*

     4. A copy of the existing By-laws of the Trustee is attached hereto and made a part hereof.*

     6. The consent of the Trustee required by Section 321(b) of the Act is annexed hereto as and made a part hereof.*

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

     *Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-32937 and incorporated herein by reference thereto.

                                        2

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                                    SIGNATURE

         Pursuant to the requirements of the Act, the Trustee, Bank of Tokyo-Mitsubishi Trust Company, a corporation organized and existing unde the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 1st day of November 2000.


                                      BANK OF TOKYO- MITSUBISHI TRUST
                                      COMPANY

                                      By: /s/ Fred Galarraga
                                         -------------------------------------
                                         Name:  Fred Galarraga
                                         Title: Authorized Officer


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                              EXHIBIT 7 TO FORM T-1

             BANK OF TOKYO-MITSUBISHI TRUST COMPANY AND SUBSIDIARIES

                           Consolidated Balance Sheets
                           December 31, 1999 and 1998
                       ($ in thousands, except share data)

Assets:                                                                       1999            1998
                                                                              ----            ----
Cash and due from banks                                                      $   645,980     $   666,759
Interest-bearing deposit placed                                                  677,089          30,320
Federal funds sold and securities purchased under agreements
     to resell                                                                   455,000         275,000
Available-for-sale securities (note 2)                                           368,675         393,513
Loans, net of unearned income (note 3)                                         2,674,182       2,993,710
     Less allowance for loan losses (note 3)                                      88,915          98,614
                                                                             -----------     -----------
                               Loans, net                                      2,585,267       2,895,096
                                                                             -----------     -----------

Bank premises and equipment, net of accumulated
     depreciation of $7,024 and $6,435, respectively                               6,622           7,778
Customers' liability to acceptances                                                   47              56
Accrued interest receivable                                                       31,683          42,939
Other assets                                                                     100,549          64,210
                                                                             -----------     -----------
                              Total assets                                   $ 4,870,912     $ 4,375,671
                                                                             -----------     -----------

Liabilities:
Deposits:
     Noninterest-bearing deposits in domestic offices                        $ 1,364,979     $ 1,335,124
     Interest-bearing deposits in domestic offices (note 6)                      576,244         542,478
     Interest-bearing deposits in overseas offices (note 6)                    1,161,715         326,447
                                                                             -----------     -----------
                             Total deposits                                    3,102,938       2,204,049

Federal funds purchased (overnight) and securities sold
     under agreements to repurchase                                              262,535         453,462
Other borrowed funds                                                             399,982         558,062
Acceptances outstanding                                                               47              56
Accrued interest payable                                                          18,636          29,087
Accrued taxes and other liabilities (notes 5 and 12)                             131,885         144,395
                                                                             -----------     -----------
       Liabilities other than capital notes and subordinated debt              3,916,023       3,389,111
Capital notes and subordinated debt (note 7)                                     169,673         166,749
                                                                             -----------     -----------
                           Total liabilities                                   4,085,696       3,555,860
                                                                             -----------     -----------




                                                  4

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Stockholder's Equity (note 4): Preferred stock (par value $100):
     1,000,000 shares unauthorized, none outstanding
Common stock (par value $100):
     authorized 1,485,000 shares; issued 1,329,219 shares                        132,922         132,922
Surplus                                                                          311,494         311,494
Undivided profits                                                                345,632         368,547
Accumulated other comprehensive (loss) income                                     (4,832)          6,848
                                                                             -----------     -----------
                       Total stockholder's equity                                785,216         819,811
                                                                             -----------     -----------
               Total liabilities and stockholder's equity                    $ 4,870,912     $ 4,375,671
                                                                             -----------     -----------






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